Exhibit 99.1
FLEETCOR Reports First Quarter 2017 Financial Results

Raises 2017 Guidance

NORCROSS, Ga., May 1, 2017 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of fuel cards and workforce payment products to businesses, today reported financial results for its first quarter ended March 31, 2017.

“We reported good first quarter results, driven by strong fundamentals, and organic revenue growth of approximately10% in the quarter, on a constant fuel price, currency, and spread basis,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We also announced our intention to acquire Cambridge Global Payments, a leading B2B international payments provider, expanding our presence in the global corporate payments space.”

Financial Results for First Quarter of 2017:

GAAP Results

•	Total revenues increased 26% to $520.4 million in the first quarter of 2017 compared to $414.3 million in the first quarter of 2016.

•	GAAP net income increased 11% to $123.7 million in the first quarter of 2017 compared to $111.1 million in the first quarter of 2016.

•	GAAP net income per diluted share increased 12% to $1.31 in the first quarter of 2017 compared to $1.17 per diluted share in the first quarter of 2016.

Non-GAAP Results1

•	Adjusted revenues[1] (revenues, net less merchant commissions) increased 29% to $496.0 million in the first quarter of 2017 compared to $386.0 million in the first quarter of 2016.

•	Adjusted net income[1] increased 27% to $185.0 million in the first quarter of 2017 compared to $145.7 million in the first quarter of 2016.

•	Adjusted net income per diluted share[1] increased 28% to $1.96 in the first quarter of 2017 compared to $1.53 in the first quarter of 2016.

Fiscal-Year 2017 Outlook:

“The first quarter of 2017 was another strong quarter for the Company. In the aggregate, the macro-economic environment was mostly neutral versus prior year and in line with our 2017 expectations,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We are raising our guidance to reflect our first quarter results compared to our expectations. Although foreign exchange rates are trending a little better than the first quarter average, fuel prices and spreads are in line with our expectation, we are maintaining our prior macro guidance unchanged until more of a trend can be established.”

For 2017, FLEETCOR Technologies, Inc. financial guidance and assumptions are as follows:

•	Total revenues between $2,175 million and $2,235 million;

•	GAAP net income between $553 million and $573 million;

•	GAAP net income per diluted share between $5.83 and $6.03;

•	Adjusted net income[1] between $780 million and $800 million; and

•	Adjusted net income per diluted share[1] between $8.21 and $8.41.

FLEETCOR’s guidance assumptions for 2017 are as follows:

•
Weighted fuel prices equal to $2.43 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for 2017 compared to $2.15 per gallon average in the U.S. in 2016, up approximately 13%. No change from prior guidance.

•	Market spreads returning closer to historical levels, up slightly from the 2016 average. No change from prior guidance.

1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibit 2-3 and 6, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 5.

•
Foreign exchange rates equal to the seven-day average ended January 22, 2017. No change from prior guidance. Although FX rates are trending favorably since the end of the first quarter, we would like to see more of a trend before we update guidance.

•	Interest expense of $100 million compared to $72 million in 2016. No change from prior guidance.

•	Fully diluted shares outstanding of 95 million shares.

•	We are assuming a 29.5% per quarter tax rate for the rest of the year which is consistent with prior guidance. The result is a full year tax rate of approximately 28.8%.

•	No impact related to the closing of the Cambridge Global Payments acquisition.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

For the second quarter, we are expecting adjusted net income per diluted share to be approximately the same as the first quarter. The second quarter assumes improving revenue and operating performance versus the first quarter offset by the expected higher tax rate which is in line with our prior guidance. As a reminder, the Company’s volumes build throughout the year and our new asset initiatives gain momentum throughout the year resulting in higher earnings per share in the third and fourth quarters.

Conference Call
The company will host a conference call to discuss first quarter 2017 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, and Eric Dey, chief financial officer. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13658183. The replay will be available until May 10, 2017. The call will be webcast live from the company's investor relations website at investor.fleetcor.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 1, 2017. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

About Non-GAAP Financial Measures
Adjusted revenue is calculated as revenues less merchant commissions. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, (c) amortization of the premium recognized on the purchase of receivables, (d) our proportionate share of amortization of intangible assets at our equity method investment, (e) a non-recurring net gain at our equity method investment and (f) impairment of our equity method investment. The Company uses adjusted revenue as a basis to evaluate the Company’s revenues, net of the commissions that are paid to merchants to participate in our card programs. The commissions paid to merchants can vary when market spreads fluctuate in much the same way as revenues are impacted when market spreads fluctuate. The Company believes this is a more effective way to evaluate the Company’s revenue performance. We prepare adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted revenues and adjusted net income are supplemental measures of operating performance that do not represent and should not be considered as an alternative to revenues, net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains and impairment charges do not necessarily reflect how our equity method investment and business is performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 6.

Management uses adjusted revenues and adjusted net income:

•	as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted revenues, adjusted net income, and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR
FLEETCOR is a leading global provider of fuel cards and workforce payment products to businesses. FLEETCOR's payment programs enable businesses to better control employee spending and provide card-accepting merchants with a high volume customer base that can increase their sales and customer loyalty. FLEETCOR serves commercial accounts in North America, Latin America, Europe, and Australia/New Zealand. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
investor@fleetcor.com
(770) 729-2017

FleetCor Technologies, Inc. and subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016¹
Revenues, net	$520,433	$414,262
Expenses:
Merchant commissions	24,384	28,233
Processing	101,824	79,814
Selling	38,837	26,553
General and administrative	95,434	67,594
Depreciation and amortization	64,866	36,328
Other operating, net	20	(215)
Operating income	195,068	175,955
Equity method investment loss	2,377	2,193
Other expense, net	2,196	659
Interest expense, net	23,127	16,191
Total other expense	27,700	19,043
Income before income taxes	167,368	156,912
Provision for income taxes	43,675	45,822
Net income	$123,693	$111,090
Basic earnings per share	$1.34	$1.20
Diluted earnings per share	$1.31	$1.17
Weighted average shares outstanding:
Basic shares	92,108	92,516
Diluted shares	94,560	95,030

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for share-based compensation, including the income tax consequences.

FleetCor Technologies, Inc. and subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$546,560	$475,018
Restricted cash	188,433	168,752
Accounts receivable (less allowance for doubtful accounts of $40,985 and $32,506, at March 31, 2017 and December 31, 2016, respectively)	1,360,833	1,202,009
Securitized accounts receivable — restricted for securitization investors	676,000	591,000
Prepaid expenses and other current assets	110,265	90,914
Total current assets	2,882,091	2,527,693
Property and equipment	271,534	253,361
Less accumulated depreciation and amortization	(122,497)	(110,857)
Net property and equipment	149,037	142,504
Goodwill	4,227,472	4,195,150
Other intangibles, net	2,633,651	2,653,233
Equity method investment	40,763	36,200
Other assets	76,940	71,952
Total assets	$10,009,954	$9,626,732
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,246,182	$1,151,432
Accrued expenses	213,999	238,812
Customer deposits	589,387	530,787
Securitization facility	676,000	591,000
Current portion of notes payable and lines of credit	731,708	745,506
Other current liabilities	43,389	38,781
Total current liabilities	3,500,665	3,296,318
Notes payable and other obligations, less current portion	2,460,629	2,521,727
Deferred income taxes	666,572	668,580
Other noncurrent liabilities	40,276	56,069
Total noncurrent liabilities	3,167,477	3,246,376
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized, 121,680,903 shares issued and 92,257,881 shares outstanding at March 31, 2017; and 121,259,960 shares issued and 91,836,938 shares outstanding at December 31, 2016	122	121
Additional paid-in capital	2,114,560	2,074,094
Retained earnings	2,342,414	2,218,721
Accumulated other comprehensive loss	(572,789)	(666,403)
Less treasury stock, 28,423,022 shares each at March 31, 2017 and December 31, 2016	(542,495)	(542,495)
Total stockholders’ equity	3,341,812	3,084,038
Total liabilities and stockholders’ equity	$10,009,954	$9,626,732

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

The following table reconciles revenues, net to adjusted revenues:

	Three Months Ended March 31,
	2017	2016
Revenues, net	$520,433	$414,262
Merchant commissions	24,384	28,233
Total adjusted revenues	$496,049	$386,029

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended March 31,
	2017	2016¹
Net income	$123,693	$111,090

Stock based compensation	23,093	15,186
Amortization of intangible assets	52,654	27,362
Amortization of premium on receivables	1,544	990
Amortization of deferred financing costs and discounts	1,914	1,822
Amortization of intangibles at equity method investment	2,459	2,303
Total pre-tax adjustments	81,664	47,663
Income tax impact of pre-tax adjustments at the effective tax rate[2]	(20,379)	(13,064)
Adjusted net income	$184,978	$145,689
Adjusted net income per diluted share	$1.96	$1.53
Diluted shares	94,560	95,030

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, to simplify several aspects of the accounting for the share-based compensation, including the income tax consequences.

[2]Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2016 or are expected to reverse in 2017.

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis
and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.

	As Reported
	Three Months Ended March 31,
	2017	2016	Change	% Change
NORTH AMERICA
'- Transactions	474.0	434.5	39.5	9%
'- Revenues, net per transaction	$0.70	$0.70	$—	—%
'- Revenues, net	$329.9	$303.5	$26.4	9%
INTERNATIONAL
'- Transactions	270.9	52.5	218.4	416%
'- Revenues, net per transaction	$0.70	$2.11	$(1.40)	(67)%
'- Revenues, net	$190.5	$110.7	$79.8	72%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	744.9	487.0	257.9	53%
'- Revenues, net per transaction	$0.70	$0.85	$(0.15)	(18)%
'- Revenues, net	$520.4	$414.3	$106.2	26%

The following table presents revenue and revenue per transaction, by product category.

	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended March 31,				Three Months Ended March 31,
	2017	2016	Change	% Change	2017	2016	Change	% Change
FUEL CARDS
'- Transactions	114.4	103.0	11.4	11%	114.4	106.1	8.3	8%
'- Revenues, net per transaction	$2.26	$2.34	$(0.08)	(3)%	$2.27	$2.23	$0.05	2%
'- Revenues, net	$258.3	$240.7	$17.6	7%	$260.1	$236.4	$23.7	10%
CORPORATE PAYMENTS
'- Transactions	9.5	8.9	0.6	6%	9.5	8.9	0.6	6%
'- Revenues, net per transaction	$4.93	$4.61	$0.33	7%	$4.90	$4.61	$0.29	6%
'- Revenues, net	$46.8	$41.2	$5.6	14%	$46.5	$41.2	$5.3	13%
TOLLS
'- Transactions	222.9	10.1	212.8	2,109%	222.9	219.7	3.2	1%
'- Revenues, net per transaction	$0.35	$0.22	$0.13	57%	$0.28	$0.25	$0.03	10%
'- Revenues, net	$77.0	$2.2	$74.8	3,372%	$62.0	$55.5	$6.5	12%
LODGING
'- Transactions	3.2	3.0	0.2	6%	3.2	3.0	0.2	6%
'- Revenues, net per transaction	$7.38	$6.84	$0.54	8%	$7.38	$6.84	$0.54	8%
'- Revenues, net	$23.8	$20.7	$3.1	15%	$23.8	$20.7	$3.1	15%
GIFT
'- Transactions	377.7	342.0	35.6	10%	377.7	342.0	35.6	10%
'- Revenues, net per transaction	$0.13	$0.12	$—	3%	$0.13	$0.12	$—	3%
'- Revenues, net	$48.4	$42.5	$6.0	14%	$48.4	$42.5	$6.0	14%
OTHER[1]
'- Transactions	17.3	20.0	(2.7)	(13)%	17.3	20.0	(2.7)	(13)%
'- Revenues, net per transaction	$3.83	$3.36	$0.47	14%	$3.87	$3.36	$0.51	15%
'- Revenues, net	$66.2	$67.0	$(0.9)	(1)%	$66.7	$67.0	$(0.3)	—%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	744.9	487.0	257.9	53%	744.9	699.8	45.1	6%
'- Revenues, net per transaction	$0.70	$0.85	$(0.15)	(18)%	$0.68	$0.66	$0.02	3%
'- Revenues, net	$520.4	$414.3	$106.2	26%	$507.6	$463.3	$44.3	10%
1Other includes telematics, maintenance, food and transportation related businesses.
2 See exhibit 6 for a reconciliation of pro forma and macro adjusted revenue by product, non-GAAP measures to the GAAP equivalent.

Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended March 31,
	2017	%	2016	%
US	$330	63%	$304	73%
UK	54	10%	59	14%
Brazil	93	18%	17	4%
Other	43	8%	35	8%
Consolidated Revenues, net	$520	100%	$414	100%
*Columns may not calculate due to impact of rounding.

Revenue by Product Category*	Three Months Ended March 31,
	2017	%	2016	%
Fuel Cards	$258	50%	$241	58%
Corporate Payments	47	9%	41	10%
Tolls	77	15%	2	1%
Lodging	24	5%	21	5%
Gift	48	9%	42	10%
Other	66	13%	67	16%
Consolidated Revenues, net	$520	100%	$414	100%
*Columns may not calculate due to impact of rounding.

Major Sources of Revenue*	Three Months Ended March 31,
	2017	%	2016	%
Customer
Processing and Program Revenue[1]	$244	47%	$173	42%
Late Fees and Finance Charges[2]	37	7%	27	7%
Miscellaneous Fees[3]	34	6%	28	7%
	315	61%	228	55%
Merchant
Discount Revenue (Fuel)[4]	80	15%	68	16%
Discount Revenue (NonFuel)[5]	41	8%	37	9%
Tied to Fuel-Price Spreads[6]	50	10%	52	12%
Program Revenue[7]	34	7%	30	7%
	205	39%	186	45%
Consolidated Revenues, net	$520	100%	$414	100%

[1]Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics gifts cards and toll related businesses.

[2]Fees for late payment and interest charges for carrying a balance charged to a customer.
[3]Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[4]Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[5]Interchange revenue related to nonfuel products.
[6]Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[7]Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
*We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to impact of rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues, net:
North America	$329,948	$303,548
International	190,485	110,714
	$520,433	$414,262
Operating income:
North America	$120,972	$113,850
International	74,096	62,105
	$195,068	$175,955
Depreciation and amortization:
North America	$33,177	$31,432
International	31,689	4,896
	$64,866	$36,328
Capital expenditures:
North America	$9,632	$7,942
International	5,164	3,797
	$14,796	$11,739

Exhibit 5
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2017 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2017 Guidance
	Low*	High*
Net income	$553	$573
Net income per diluted share	$5.83	$6.03

Stock based compensation	80	80
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	221	221
Amortization of intangibles at equity method investment	11	11
Total pre-tax adjustments	313	313
Income tax impact of pre-tax adjustments at the effective tax rate**	(87)	(87)
Adjusted net income	$780	$800
Adjusted net income per diluted share	$8.21	$8.41

Diluted shares	95	95

* Columns may not calculate due to impact of rounding.
** Excludes the results of our equity method investment on our effective tax rate, as results from our equity method investment are reported within the Consolidated Income Statements on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment are expected to reverse in 2017.

Exhibit 6
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended March 31,		Three Months Ended March 31,
	2017*	2016*	2017*	2016*
FUEL CARDS
Pro forma and macro adjusted	$260.1	$236.4	$114.4	$106.1
Impact of acquisitions/dispositions	—	4.3	—	(3.1)
Impact of fuel prices/spread	2.8	—	—	—
Impact of foreign exchange rates	(4.6)	—	—	—
As reported	$258.3	$240.7	$114.4	$103.0
CORPORATE PAYMENTS
Pro forma and macro adjusted	$46.5	$41.2	$9.5	$8.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	0.3	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$46.8	$41.2	$9.5	$8.9
TOLLS
Pro forma and macro adjusted	$62.0	$55.5	$222.9	$219.7
Impact of acquisitions/dispositions	—	(53.3)	—	(209.6)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	14.9	—	—	—
As reported	$77.0	$2.2	$222.9	$10.1
LODGING
Pro forma and macro adjusted	$23.8	$20.7	$3.2	$3.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$23.8	$20.7	$3.2	$3.0
GIFT
Pro forma and macro adjusted	$48.4	$42.5	$377.7	$342.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$48.4	$42.5	$377.7	$342.0
OTHER[1]
Pro forma and macro adjusted	$66.7	$67.0	$17.3	$20.0
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(0.6)	—	—	—
As reported	$66.2	$67.0	$17.3	$20.0

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$507.6	$463.3	$744.9	$699.8
Impact of acquisitions/dispositions	—	(49.0)	—	(212.8)
Impact of fuel prices/spread	3.1	—	—	—
Impact of foreign exchange rates	9.8	—	—	—
As reported	$520.4	$414.3	$744.9	$487.0

* Columns may not calculate due to impact of rounding.
[1]Other includes telematics, maintenance, food and transportation related businesses.